UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 25, 2016 (the “Annual Meeting”), the stockholders of Farmland Partners Inc. (the “Company”) approved all of the proposals presented, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 14, 2016 (the “Proxy Statement”). Holders of 9,979,123 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1:  To elect the six director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Jay Bartels	3,895,495	92,338	5,991,290
John C. Conrad	3,888,899	98,934	5,991,290
Chris A. Downey	3,839,667	148,166	5,991,290
Joseph W. Glauber	3,827,633	160,200	5,991,290
Paul A. Pittman	3,907,669	80,164	5,991,290
Darell D. Sarff	3,826,174	161,659	5,991,290

Proposal 2:  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

For	Against	Abstentions
9,884,662	75,956	18,505

Proposal 3: To approve the issuance of shares of the Company’s common stock upon redemption of 883,724 of the Class A common units of limited partnership interest in the Company’s operating partnership issued in connection with the Company’s acquisition of the Justice farms on June 2, 2015.

For	Against	Abstentions	Broker Non-Votes
3,797,270	118,245	72,318	5,991,290

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: May 25, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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